Exhibit 99.1

Contact:	J. Wes Frye
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE ANNOUNCES
SENIOR MANAGEMENT CHANGES
————————————
Greg C. Gantt Elected President of the Company
CEO David S. Congdon also Elected Vice Chairman of the Board
J. Wes Frye to Retire at the End of 2015
Adam N. Satterfield to Become Chief Financial Officer

THOMASVILLE, N.C. (May 21, 2015) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) announced today that Greg C. Gantt, the Company’s Executive Vice President and Chief Operating Officer, has been promoted to President and Chief Operating Officer. David S. Congdon will remain the Company’s Chief Executive Officer and will assume the new responsibilities of Vice Chairman of the Board of Directors. J. Wes Frye, the Company’s Senior Vice President - Finance and Chief Financial Officer, has announced his plans to retire from the Company effective December 31, 2015. Adam N. Satterfield, the Company’s Vice President - Treasurer, will become the Company’s Chief Financial Officer effective upon Mr. Frye’s retirement.

David S. Congdon commented, “Old Dominion is quite fortunate to have someone of Greg’s experience and expertise. Since joining the Company in 1994, he has assumed ever-increasing levels of responsibility for all aspects of our operations. Greg has played a critical leadership role in Old Dominion’s growth from a small, regional LTL motor carrier to one of the five largest LTL companies in the United States. As the Company’s newly-elected Vice Chairman of the Board and continuing CEO, I look forward to working with Greg and our Board of Directors as we continue to enhance the business model that is setting the standard for success in our industry. On behalf of our entire Old Dominion family, I congratulate Greg on his well-deserved promotion.”

Mr. Congdon continued, “It would be hard to overstate the pivotal contributions that Wes Frye has made to Old Dominion in his 30 years as our CFO. Wes joined Old Dominion when our annual revenue was approximately $90 million and our operating ratio was in the high 90% range. He was instrumental in the turnaround of our business, and in 1991 led the Company through its initial public offering. Since that

ODFL Announces Senior Management Changes

May 21, 2015

time, we have grown into one of the country’s leading LTL companies with $2.8 billion in revenue, an operating ratio of 84.2% and a market capitalization of over $6 billion at the end of 2014. Our current financial condition has never been stronger. We thank Wes for his hard work in helping Old Dominion create an outstanding record of long-term growth and increased shareholder value, as well as for his dedication, his counsel and his integrity. Speaking for everyone at Old Dominion, we wish him well in the years ahead.

“Finally, we are very pleased to announce that Adam Satterfield will become the Company’s CFO effective upon Wes’s retirement. Adam has been working with Wes for more than 10 years in positions of increasing responsibility. Over the past several years, consistent with our long-term succession planning, Adam has had extensive exposure to the responsibilities that he will assume as our new CFO. He and Wes will continue to work closely together for the remainder of 2015 to help ensure a seamless transition at year-end. We have the utmost confidence in Adam’s capabilities and look forward to continued financial success under his leadership.”

Greg C. Gantt joined Old Dominion in 1994 and served as one of the Company’s Regional Vice Presidents until 2002. In 2002, he was promoted to Senior Vice President - Operations, and in 2011 he was promoted to Executive Vice President and Chief Operating Officer. Prior to joining Old Dominion, Mr. Gantt served in many operational capacities with Carolina Freight Carriers Corporation, including Vice President of its Southern Region. Mr. Gantt received his undergraduate degree from Appalachian State University.

Adam N. Satterfield joined Old Dominion in 2004 as Manager of SEC Reporting. In 2007, he was promoted to Director of Finance and Accounting, and in 2011 he was promoted to Vice President - Treasurer. Prior to joining Old Dominion, he was an Audit Manager for KPMG, a global accounting firm. Mr. Satterfield, a CPA, received his undergraduate degree from North Carolina State University and a Masters degree in Accounting from The University of North Carolina at Greensboro.

Forward-Looking Statements

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels and claims in excess of insured coverage levels; (9) cost increases associated with employee benefits, including compliance obligations associated with the Patient Protection and Affordable Care Act; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand

ODFL Announces Senior Management Changes

May 21, 2015

for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to litigation and governmental proceedings; (16) various risks arising from our international business operations and relationships; (17) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative, and other regulatory agencies; (18) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (19) our dependence on key employees; (20) the concentration of our stock ownership with the Congdon family; (21) the costs and potential adverse impact associated with future changes in accounting standards or practices; (22) potential costs associated with cyber incidents and other risks, including system failure, security breach, disruption by malware or other damage; (23) the impact of potential disruptions to our information technology systems or our service center network; (24) damage to our reputation from the misuse of social media; (25) dilution to existing shareholders caused by any issuance of additional equity; and (26) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services, which include ground and air expedited transportation and consumer household pickup and delivery through a single integrated organization. In addition to its core LTL services, the Company offers a broad range of value-added services including international freight forwarding, container drayage, truckload brokerage, supply chain consulting and warehousing.

- END -